UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2012

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FIRST CORPORATION

(Name of Small Business issuer in its charter)

COLORADO	0-52724	90-0219158___
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

Maranello, Watch House Green, Felsted, Essex, CM6 3EF, United Kingdom

 (Address of principal executive offices)

(403) 467-2356

(Registrant’s telephone number)

Item 8.01. Other Events

First Corporation has amended its Articles of Incorporation to increase the number of its authorized shares of common stock, par value $.001 per share, from 100,000,000 shares to 1,000,000,000 shares. The amendment was completed to prepare for the planned 10-for-1 split of First Corporation’s common stock. The split is to take effect on October 25, 2012 and was more fully described in the Information Statement on Schedule 14C which was filed with the Securities and Exchange Commission on October 1, 2012 and distributed to shareholders shortly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2012

First Corporation

/s/ Andrew Clarke

Andrew Clarke, Chief Executive Officer

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